EXHIBIT 99.1

News Release
The York Water Company
130 East Market Street
York, PA 17401
Contact:	Jeffrey S. Osman, President

Phone:	717-845-3601	FOR IMMEDIATE RELEASE

YORK WATER COMPANY ACQUIRES SPRING GROVE WATER COMPANY

York, Pennsylvania, March 1, 2005: The York Water Company's (Nasdaq:YORW) President, Jeffrey S. Osman, announced today the Company has entered into an agreement to acquire the water system of Spring Grove Water Company that serves approximately 21 customers in York County, Pennsylvania. The agreement is subject to the approval of the Pennsylvania Public Utility Commission.

Following acquisition, the Company will serve the customers of Spring Grove Water Company by using York Water's fully filtered and treated water supply. This treated water supply will be provided through a main which will be constructed by York Water to interconnect with Spring Grove Water Company's existing distribution facilities. York Water also will sell potable water to Glatfelter paper mill. The interconnection is expected to be completed by July 1, 2005. After July 1, 2005, the customers of Spring Grove Water Company will enjoy "That good York water".